Exhibit 99.1

Citrix Announces Arlen Shenkman as Chief Financial Officer

FORT LAUDERDALE, Fla. — August 19, 2019 — Citrix Systems, Inc. (Nasdaq: CTXS) today announced that Arlen R. Shenkman has been appointed Executive Vice President and Chief Financial Officer (CFO), reporting to Citrix president and CEO, David Henshall, effective September 9, 2019. He joins Citrix from SAP, where he held financial and business development roles critical to SAP’s cloud transformation.

“Our cloud transformation, and the shift to a subscription model, is moving rapidly,” said Henshall. “Arlen’s experience in driving accelerated growth through a shift to a subscription model, and in accelerating business outcomes through M&A, greatly bolsters our seasoned leadership team, many of whom have also helped other leading companies with their cloud transformations.”

“This is a great opportunity to apply my cloud transformation experience to a company that is already progressing along its strategic path so well,” said Shenkman. “I look forward to building on the company’s clear early success.”

As CFO, Shenkman will be responsible for all of the company’s financial and capital management strategies, budgeting and planning, financial accounting, tax and treasury, investor relations, strategic alliances, and M&A.

He will succeed Jessica Soisson, who has served as Citrix’s Interim CFO since April 2019. Soisson will remain at Citrix and will report to Shenkman in her continuing role as Corporate Controller and Chief Accounting Officer.

“I want to thank Jessica for her work as Interim CFO over the past several months as we drove the acceleration of our new business model,” said Henshall. “We are thankful for her many contributions during this time of rapid change.”

Shenkman most recently served as Executive Vice President and Global Head of Business Development and Ecosystems at SAP. In that role, he was responsible for driving business development by building new ecosystems, fostering strategic partnerships, incubating new business models, and overseeing investments and mergers and acquisitions.

Prior to that role, Shenkman served as CFO of SAP North America, SAP’s largest business unit, responsible for all finance functions in North America, including forecasting and planning, identifying efficiencies, and ensuring the region’s overall financial health.

Shenkman previously served as Global Head of Corporate Development for SAP and was a principal architect of SAP’s rapid transformation into a cloud company.

About Citrix

Citrix (NASDAQ:CTXS) is powering a better way to work with unified workspace, networking, and analytics solutions that help organizations unlock innovation, engage customers, and boost productivity, without sacrificing security. With Citrix, users get a seamless work experience and IT has a unified platform to secure, manage, and monitor diverse technologies in complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500.

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For Citrix Investors:

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the impact of the global economy and uncertainty in the IT spending environment, revenue growth and recognition of revenue, products and services, their development and distribution, product demand and pipeline, economic and competitive factors, the Company’s key strategic relationships, acquisition and related integration risks as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein. The development, release and timing of any features or functionality described for our products remains at our sole discretion and is subject to change without notice or consultation. The information provided is for informational purposes only and is not a commitment, promise or legal obligation to deliver any material, code or functionality and should not be relied upon in making purchasing decisions or incorporated into any contract.

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Media Contact:

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Citrix

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Citrix

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